FOR IMMEDIATE RELEASE

Alpha Announces Financial Results for Fourth Quarter and Full Year 2023

•Posts fourth quarter net income of $176.0 million, or $12.88 per diluted share
•Announces Adjusted EBITDA of $266.3 million for the quarter
•Continues progress on buyback program, with approximately $1.1 billion returned to shareholders since program inception
•Announces changes to company's board of directors

BRISTOL, Tenn., February 26, 2024 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported financial results for the fourth quarter and full year ending December 31, 2023.

	(millions, except per share)
	Three months ended
	Dec. 31, 2023	Sept. 30, 2023	Dec. 31, 2022
Net income	$176.0	$93.8	$220.7
Net income per diluted share	$12.88	$6.65	$13.37
Adjusted EBITDA(1)	$266.3	$153.9	$247.9
Operating cash flow	$199.4	$157.2	$185.0
Capital expenditures	($61.5)	($54.7)	($61.0)
Tons of coal sold	4.6	4.2	3.9
__________________________________
1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.

"Our fourth quarter results reflect a team effort to finish the year strong, and I'm pleased to report we were successful in that endeavor," said Andy Eidson, Alpha's chief executive officer. "Building on this positive momentum, Alpha completed the year having generated over a billion dollars in 2023 Adjusted EBITDA and having invested more than a billion dollars into our share repurchase program since its inception. We did all of this while maintaining better-than-national-average safety and environmental compliance performance and continuing to provide first class service to our customers."

Financial Performance

Alpha reported net income of $176.0 million, or $12.88 per diluted share, for the fourth quarter 2023, as compared to net income of $93.8 million, or $6.65 per diluted share, in the third quarter.

For the fourth quarter, total Adjusted EBITDA was $266.3 million, compared to $153.9 million in the third quarter.

Coal Revenues

	(millions)
	Three months ended
	Dec. 31, 2023	Sept. 30, 2023
Met Segment	$954.2	$731.5
All Other	$2.9	$7.5

Met Segment (excl. freight & handling)(1)	$834.6	$636.7
All Other (excl. freight & handling)(1)	$2.9	$7.5

Tons Sold	(millions)
	Three months ended
	Dec. 31, 2023	Sept. 30, 2023
Met Segment	4.5	4.1
All Other	0.1	0.1
__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Dec. 31, 2023	Sept. 30, 2023
Met Segment	$183.76	$154.73
All Other	$70.14	$68.32
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Fourth quarter net realized pricing for the Met segment was $183.76 per ton and net realization in the All Other category was $70.14 per ton.

The table below provides a breakdown of our Met segment coal sold in the fourth quarter by pricing mechanism.

	(in millions, except per ton data)
Met Segment Sales	Three months ended Dec. 31, 2023
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	1.5	$264.4	$175.32	37%
Domestic	1.1	$212.8	$191.54	27%
Export - Australian Indexed	1.5	$319.0	$213.41	36%
Total Met Coal Revenues	4.1	$796.2	$193.54	100%
Thermal Coal Revenues	0.4	$38.4	$89.76
Total Met Segment Coal Revenues (excl. freight & handling)(1)	4.5	$834.6	$183.76
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Dec. 31, 2023	Sept. 30, 2023
Cost of Coal Sales	$668.9	$564.6
Cost of Coal Sales (excl. freight & handling/idle)(1)	$543.0	$461.8

	(per ton)
Met Segment(1)	$119.00	$109.95
All Other(1)	$60.07	$84.73

__________________________________
1. Represents Non-GAAP cost of coal sales and Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Alpha's Met segment cost of coal sales increased to an average of $119.00 per ton in the fourth quarter, compared to $109.95 per ton in the third quarter of 2023. The increase was primarily driven by higher sales-related costs and purchased coal costs, both of which were impacted by higher coal indices during the quarter, as well as higher labor costs. Cost of coal sales for the All Other category improved to $60.07 per ton in the fourth quarter, compared to $84.73 per ton in the third quarter.

Liquidity and Capital Resources

Cash provided by operating activities in the fourth quarter increased to $199.4 million as compared to $157.2 million in the third quarter 2023. Capital expenditures for the fourth quarter were $61.5 million compared to $54.7 million for the third quarter.

As of December 31, 2023, the company had total liquidity of $287.3 million, including cash and cash equivalents of $268.2 million and $94.1 million of unused availability under the ABL, partially offset by a minimum required liquidity of $75.0 million as required by the ABL. As of December 31, 2023, the company had no borrowings and $60.9 million in letters of credit outstanding under the ABL. Total long-term debt, including the current portion of long-term debt as of December 31, 2023, was $10.4 million and consisted primarily of equipment financing obligations.

Share Repurchase Program

As previously announced, Alpha's board of directors authorized a share repurchase program allowing for the expenditure of up to $1.5 billion for the repurchase of the company's common stock. As of February 19, 2024, the company has acquired approximately 6.6 million shares of common stock at a cost of approximately $1.1 billion, or approximately $164.87 per share. The number of common stock shares outstanding as of February 19, 2024 was 12,994,558, which includes the impact of 220,067 net shares issued in December 2023 and January 2024. The shares issued in these periods resulted from vestings of previously granted equity awards under the company’s incentive plans. The outstanding share count does not include the potentially dilutive effect of unvested equity awards.

The timing and amount of share repurchases will continue to be determined by the company's management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the company's debt agreements, and other factors.

Composition of Alpha's Board of Directors & 2024 Annual Meeting

Per the company’s corporate governance guidelines, director candidates may not stand for election beyond the age of 75 years. Having reached this age limit, Michael J. Quillen and Albert E. Ferrara, Jr. will not stand for election at the 2024 annual meeting of stockholders and will leave the board, effective before market open on Monday, February 26, 2024, after significant tenures. Mr. Ferrara, the company’s longest-serving director, has served on the board since the company’s formation in July 2016, while Mr. Quillen, who founded predecessor company Alpha Natural Resources in 2002, has served since November 2020. In addition, Elizabeth A. Fessenden, a director since February 2021, has elected to step down from the board, effective before market open on February 26, 2024. None of these departures is a result of disagreements with the company. In connection with these departures, the board has determined to reduce its size from nine directors to seven, effective February 26, 2024.

Additionally, a new director, Shelly Lombard, has been appointed to join the board, effective at market close on February 26, 2024. Ms. Lombard is a financial expert bringing over 35 years of experience in finance on Wall Street and analyzing investments. She has served on a number of publicly traded company boards, including as chair of several audit committees.

“We cannot thank Mike, Al and Liz enough for their service to Alpha and the wisdom they’ve brought to our boardroom,” said David Stetson, board chairman. “Together, the board,

management and broader Alpha workforce have achieved incredible success over the last few years. Mike, Al and Liz are to be commended for their involvement in these accomplishments. As we look ahead, we are excited to welcome Shelly to the board. With her deep finance background and market experience, I am confident she will be a valuable contributor.”

Ms. Lombard has been appointed, effective upon joining the board, as chair of the audit committee.

Mr. Gorzynski has been appointed lead independent director, effective February 26, 2024.

Alpha announced the company’s director nominees for the 2024 annual meeting of stockholders: Joanna Baker de Neufville, Kenneth S. Courtis, Andy Eidson, Michael Gorzynski, Shelly Lombard, Danny Smith and David J. Stetson.

The board of directors has scheduled the annual meeting for May 2, 2024.

Operational and Performance Update

As previously announced, due to the 2023 closure of Alpha's last thermal mine, the company expects all of its 2024 financial activity to be reported within the Met segment. This change is reflected in the following guidance table.

As of February 14, 2024, at the midpoint of guidance, Alpha has committed and priced approximately 35% of its metallurgical coal at an average price of $171.33 per ton and 100% of thermal coal at an average expected price of $77.14 per ton.

	2024 Guidance
in millions of tons	Low	High
Metallurgical	15.5	16.5
Thermal	0.9	1.3
Met Segment - Total Shipments	16.4	17.8

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical - Domestic		$161.63
Metallurgical - Export		$196.05
Metallurgical Total	35%	$171.33
Thermal	100%	$77.14
Met Segment	40%	$154.68

Committed/Unpriced[1,3]	Committed
Metallurgical Total	55%
Thermal	—%
Met Segment	51%

Costs per ton[4]	Low	High
Met Segment	$110.00	$116.00

In millions (except taxes)	Low	High
SG&A5	$60	$66
Idle Operations Expense	$18	$28
Net Cash Interest Income	$2	$8
DD&A	$140	$160
Capital Expenditures	$210	$240
Capital Contributions to Equity Affiliates[6]	$40	$50
Tax Rate	12%	17%
Notes:
1.Based on committed and priced coal shipments as of February 14, 2024. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.
6.Includes contributions to fund normal operations at our DTA export facility and expected capital investments related to the facility upgrades.

Conference Call

The company plans to hold a conference call regarding its fourth quarter and full year 2023 results on February 26, 2024, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 877-407-0832 (domestic toll-free) or 201-689-8433 (international) approximately 15 minutes prior to start time.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” and “non-GAAP coal margin.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance or any other measure of operating results, financial performance, or liquidity presented in accordance with GAAP. Moreover, this measure is not calculated identically by all companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is presented because management believes it is a useful indicator of the financial performance of our coal operations. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments and other factors.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Coal revenues	$957,127	$821,142	$3,456,630	$4,092,987
Other revenues	2,864	2,306	14,787	8,605
Total revenues	959,991	823,448	3,471,417	4,101,592
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	668,879	549,143	2,356,138	2,285,969
Depreciation, depletion and amortization	42,638	23,930	136,869	107,620
Accretion on asset retirement obligations	6,371	5,943	25,500	23,765
Amortization of acquired intangibles, net	2,065	3,460	8,523	19,498
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	26,139	23,279	82,390	71,618
Total other operating loss (income):
Mark-to-market adjustment for acquisition-related obligations	—	(1,735)	—	8,880
Other expense (income)	577	2,794	(1,088)	3,363
Total costs and expenses	746,669	606,814	2,608,332	2,520,713
Income from operations	213,322	216,634	863,085	1,580,879
Other (expense) income:
Interest expense	(1,601)	(1,747)	(6,923)	(21,802)
Interest income	3,022	1,775	11,933	3,187
Loss on extinguishment of debt	(2,753)	—	(2,753)	—
Equity loss in affiliates	(6,681)	(6,028)	(18,263)	(14,346)
Miscellaneous (expense) income, net	(763)	2,298	(1,620)	6,832
Total other expense, net	(8,776)	(3,702)	(17,626)	(26,129)
Income before income taxes	204,546	212,932	845,459	1,554,750
Income tax (expense) benefit	(28,530)	7,748	(123,503)	(106,205)
Net income	$176,016	$220,680	$721,956	$1,448,545

Basic income per common share	$13.35	$13.86	$51.18	$82.82
Diluted income per common share	$12.88	$13.37	$49.30	$79.49

Weighted average shares - basic	13,187,100	15,923,288	14,106,466	17,490,886
Weighted average shares - diluted	13,662,021	16,504,793	14,642,856	18,222,397

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$268,207	$301,906
Short-term investments	—	46,052
Trade accounts receivable, net of allowance for credit losses of $234 and $239 as of December 31, 2023 and 2022, respectively	509,682	407,210
Inventories, net	231,344	200,574
Short-term deposits	32	84,748
Short-term restricted cash	—	24,547
Prepaid expenses and other current assets	39,032	49,384
Total current assets	1,048,297	1,114,421
Property, plant, and equipment, net of accumulated depreciation and amortization of $558,905 and $491,186 as of December 31, 2023 and 2022, respectively	588,992	442,645
Owned and leased mineral rights, net of accumulated depletion and amortization of $99,826 and $77,333 as of December 31, 2023 and 2022, respectively	451,160	451,062
Other acquired intangibles, net of accumulated amortization of $38,543 and $53,719 as of December 31, 2023 and 2022, respectively	46,579	55,102
Long-term restricted investments	40,597	105,735
Long-term restricted cash	115,918	28,941
Deferred income taxes	8,028	11,378
Other non-current assets	106,486	103,195
Total assets	$2,406,057	$2,312,479
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,582	$3,078
Trade accounts payable	128,836	106,037
Acquisition-related obligations - current	—	28,254
Accrued expenses and other current liabilities	177,512	265,256
Total current liabilities	309,930	402,625
Long-term debt	6,792	7,897
Workers’ compensation and black lung obligations	189,226	188,247
Pension obligations	101,908	110,836
Asset retirement obligations	166,509	142,048
Deferred income taxes	39,142	10,874
Other non-current liabilities	18,622	20,197
Total liabilities	832,129	882,724
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5,000,000 shares authorized, none issued	—	—

Common stock - par value $0.01, 50,000,000 shares authorized, 22,058,135 issued and 12,938,679 outstanding at December 31, 2023 and 21,703,163 issued and 15,552,676 outstanding at December 31, 2022	221	217
Additional paid-in capital	834,482	815,442
Accumulated other comprehensive loss	(40,587)	(12,162)
Treasury stock, at cost: 9,119,456 shares at December 31, 2023 and 6,150,487 shares at December 31, 2022	(1,189,715)	(649,061)
Retained earnings	1,969,527	1,275,319
Total stockholders’ equity	1,573,928	1,429,755
Total liabilities and stockholders’ equity	$2,406,057	$2,312,479

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2023	2022
Operating activities:
Net income	$721,956	$1,448,545
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	136,869	107,620
Amortization of acquired intangibles, net	8,523	19,498
Amortization of debt issuance costs and accretion of debt discount	1,947	8,282
Loss on extinguishment of debt	2,753	—
Mark-to-market adjustment for acquisition-related obligations	—	8,880
(Gain) loss on disposal of assets, net	(6,817)	43
Accretion on asset retirement obligations	25,500	23,765
Employee benefit plans, net	8,376	(4,492)
Deferred income taxes	39,722	(14,521)
Stock-based compensation	19,017	7,484
Equity loss in affiliates	18,263	14,346
Other, net	(363)	(761)
Changes in operating assets and liabilities
Trade accounts receivable, net	(102,477)	82,774
Inventories, net	(27,900)	(63,169)
Prepaid expenses and other current assets	7,596	(12,031)
Deposits	80,729	(84,314)
Other non-current assets	3,837	11,268
Trade accounts payable	15,666	3,721
Accrued expenses and other current liabilities	(9,087)	(6,872)
Acquisition-related obligations	(28,254)	(22,264)
Asset retirement obligations	(19,189)	(18,699)
Other non-current liabilities	(45,508)	(25,098)
Net cash provided by operating activities	851,159	1,484,005
Investing activities:
Capital expenditures	(245,373)	(164,309)
Proceeds on disposal of assets	8,173	3,623
Cash paid for business acquired	(11,919)	(24,878)
Purchases of investment securities	(207,065)	(269,420)
Sales and maturities of investment securities	320,961	149,397
Capital contributions to equity affiliates	(30,812)	(19,556)
Other, net	35	(4,214)
Net cash used in investing activities	(166,000)	(329,357)
Financing activities:
Principal repayments of long-term debt	(2,314)	(450,622)

Dividend and dividend equivalents paid	(113,013)	(13,360)
Common stock repurchases and related expenses	(540,071)	(521,803)
Proceeds from exercise of warrants	4,322	5,643
Other, net	(5,352)	(1,726)
Net cash used in financing activities	(656,428)	(981,868)
Net increase in cash and cash equivalents and restricted cash	28,731	172,780
Cash and cash equivalents and restricted cash at beginning of period	355,394	182,614
Cash and cash equivalents and restricted cash at end of period	$384,125	$355,394

Supplemental cash flow information:
Cash paid for interest	$5,207	$25,895
Cash paid for income taxes	$79,221	$139,663
Cash received for income tax refunds	$30	$6
Supplemental disclosure of noncash investing and financing activities:
Financing leases and capital financing - equipment	$3,195	$9,833
Accrued capital expenditures	$25,004	$18,456
Accrued common stock repurchases	$8,118	$3,016
Accrued dividend payable	$2,863	$88,128

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Consolidated Statements of Cash Flows.

	As of December 31,
	2023	2022
Cash and cash equivalents	$268,207	$301,906
Short-term restricted cash	—	24,547
Long-term restricted cash	115,918	28,941
Total cash and cash equivalents and restricted cash shown in the Consolidated Statements of Cash Flows	$384,125	$355,394

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Year Ended December 31,
	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
Net income	$176,016	$93,814	$220,680	$721,956	$1,448,545
Interest expense	1,601	1,746	1,747	6,923	21,802
Interest income	(3,022)	(4,639)	(1,775)	(11,933)	(3,187)
Income tax expense (benefit)	28,530	18,964	(7,748)	123,503	106,205
Depreciation, depletion and amortization	42,638	32,582	23,930	136,869	107,620
Non-cash stock compensation expense	9,339	2,999	3,381	19,017	7,484
Loss on extinguishment of debt	2,753	—	—	2,753	—
Mark-to-market adjustment - acquisition-related obligations	—	—	(1,735)	—	8,880
Accretion on asset retirement obligations	6,371	6,376	5,943	25,500	23,765
Amortization of acquired intangibles, net	2,065	2,069	3,460	8,523	19,498
Adjusted EBITDA	$266,291	$153,911	$247,883	$1,033,111	$1,740,612

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended December 31, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$954,181	$2,946	$957,127
Less: Freight and handling fulfillment revenues	(119,539)	—	(119,539)
Non-GAAP Coal revenues	$834,642	$2,946	$837,588
Tons sold	4,542	42	4,584
Non-GAAP Coal sales realization per ton	$183.76	$70.14	$182.72

Cost of coal sales (exclusive of items shown separately below)	$663,899	$4,980	$668,879
Depreciation, depletion and amortization - production (1)	33,295	9,030	42,325
Accretion on asset retirement obligations	3,721	2,650	6,371
Amortization of acquired intangibles, net	2,065	—	2,065
Total Cost of coal sales	$702,980	$16,660	$719,640
Less: Freight and handling costs	(119,539)	—	(119,539)
Less: Depreciation, depletion and amortization - production (1)	(33,295)	(9,030)	(42,325)
Less: Accretion on asset retirement obligations	(3,721)	(2,650)	(6,371)
Less: Amortization of acquired intangibles, net	(2,065)	—	(2,065)
Less: Idled and closed mine costs	(3,876)	(2,457)	(6,333)
Non-GAAP Cost of coal sales	$540,484	$2,523	$543,007
Tons sold	4,542	42	4,584
Non-GAAP Cost of coal sales per ton	$119.00	$60.07	$118.46
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$954,181	$2,946	$957,127
Less: Total Cost of coal sales (per table above)	(702,980)	(16,660)	(719,640)
GAAP Coal margin	$251,201	$(13,714)	$237,487
Tons sold	4,542	42	4,584
GAAP Coal margin per ton	$55.31	$(326.52)	$51.81

GAAP Coal margin	$251,201	$(13,714)	$237,487
Add: Depreciation, depletion and amortization - production (1)	33,295	9,030	42,325
Add: Accretion on asset retirement obligations	3,721	2,650	6,371
Add: Amortization of acquired intangibles, net	2,065	—	2,065
Add: Idled and closed mine costs	3,876	2,457	6,333
Non-GAAP Coal margin	$294,158	$423	$294,581
Tons sold	4,542	42	4,584
Non-GAAP Coal margin per ton	$64.76	$10.07	$64.26
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$731,481	$7,517	$738,998
Less: Freight and handling fulfillment revenues	(94,770)	(2)	(94,772)
Non-GAAP Coal revenues	$636,711	$7,515	$644,226
Tons sold	4,115	110	4,225
Non-GAAP Coal sales realization per ton	$154.73	$68.32	$152.48

Cost of coal sales (exclusive of items shown separately below)	$552,737	$11,871	$564,608
Depreciation, depletion and amortization - production (1)	31,893	377	32,270
Accretion on asset retirement obligations	3,722	2,654	6,376
Amortization of acquired intangibles, net	2,069	—	2,069
Total Cost of coal sales	$590,421	$14,902	$605,323
Less: Freight and handling costs	(94,770)	(2)	(94,772)
Less: Depreciation, depletion and amortization - production (1)	(31,893)	(377)	(32,270)
Less: Accretion on asset retirement obligations	(3,722)	(2,654)	(6,376)
Less: Amortization of acquired intangibles, net	(2,069)	—	(2,069)
Less: Idled and closed mine costs	(5,507)	(2,549)	(8,056)
Non-GAAP Cost of coal sales	$452,460	$9,320	$461,780
Tons sold	4,115	110	4,225
Non-GAAP Cost of coal sales per ton	$109.95	$84.73	$109.30
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$731,481	$7,517	$738,998
Less: Total Cost of coal sales (per table above)	(590,421)	(14,902)	(605,323)
GAAP Coal margin	$141,060	$(7,385)	$133,675
Tons sold	4,115	110	4,225
GAAP Coal margin per ton	$34.28	$(67.14)	$31.64

GAAP Coal margin	$141,060	$(7,385)	$133,675
Add: Depreciation, depletion and amortization - production (1)	31,893	377	32,270
Add: Accretion on asset retirement obligations	3,722	2,654	6,376
Add: Amortization of acquired intangibles, net	2,069	—	2,069
Add: Idled and closed mine costs	5,507	2,549	8,056
Non-GAAP Coal margin	$184,251	$(1,805)	$182,446
Tons sold	4,115	110	4,225
Non-GAAP Coal margin per ton	$44.78	$(16.41)	$43.18
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$804,876	$16,266	$821,142
Less: Freight and handling fulfillment revenues	(105,911)	1	(105,910)
Non-GAAP Coal revenues	$698,965	$16,267	$715,232
Tons sold	3,752	129	3,881
Non-GAAP Coal sales realization per ton	$186.29	$126.10	$184.29

Cost of coal sales (exclusive of items shown separately below)	$541,547	$7,596	$549,143
Depreciation, depletion and amortization - production (1)	19,575	4,083	23,658
Accretion on asset retirement obligations	3,412	2,531	5,943
Amortization of acquired intangibles, net	2,517	943	3,460
Total Cost of coal sales	$567,051	$15,153	$582,204
Less: Freight and handling costs	(105,911)	1	(105,910)
Less: Depreciation, depletion and amortization - production (1)	(19,575)	(4,083)	(23,658)
Less: Accretion on asset retirement obligations	(3,412)	(2,531)	(5,943)
Less: Amortization of acquired intangibles, net	(2,517)	(943)	(3,460)
Less: Idled and closed mine costs	(11,754)	2,821	(8,933)
Non-GAAP Cost of coal sales	$423,882	$10,418	$434,300
Tons sold	3,752	129	3,881
Non-GAAP Cost of coal sales per ton	$112.97	$80.76	$111.90
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$804,876	$16,266	$821,142
Less: Total Cost of coal sales (per table above)	(567,051)	(15,153)	(582,204)
GAAP Coal margin	$237,825	$1,113	$238,938
Tons sold	3,752	129	3,881
GAAP Coal margin per ton	$63.39	$8.63	$61.57

GAAP Coal margin	$237,825	$1,113	$238,938
Add: Depreciation, depletion and amortization - production (1)	19,575	4,083	23,658
Add: Accretion on asset retirement obligations	3,412	2,531	5,943
Add: Amortization of acquired intangibles, net	2,517	943	3,460
Add: Idled and closed mine costs	11,754	(2,821)	8,933
Non-GAAP Coal margin	$275,083	$5,849	$280,932
Tons sold	3,752	129	3,881
Non-GAAP Coal margin per ton	$73.32	$45.34	$72.39
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$3,406,643	$49,987	$3,456,630
Less: Freight and handling fulfillment revenues	(438,783)	(227)	(439,010)
Non-GAAP Coal revenues	$2,967,860	$49,760	$3,017,620
Tons sold	16,543	529	17,072
Non-GAAP Coal sales realization per ton	$179.40	$94.06	$176.76

Cost of coal sales (exclusive of items shown separately below)	$2,303,129	$53,009	$2,356,138
Depreciation, depletion and amortization - production (1)	125,716	9,952	135,668
Accretion on asset retirement obligations	14,886	10,614	25,500
Amortization of acquired intangibles, net	8,523	—	8,523
Total Cost of coal sales	$2,452,254	$73,575	$2,525,829
Less: Freight and handling costs	(438,783)	(227)	(439,010)
Less: Depreciation, depletion and amortization - production (1)	(125,716)	(9,952)	(135,668)
Less: Accretion on asset retirement obligations	(14,886)	(10,614)	(25,500)
Less: Amortization of acquired intangibles, net	(8,523)	—	(8,523)
Less: Idled and closed mine costs	(16,983)	(10,015)	(26,998)
Non-GAAP Cost of coal sales	$1,847,363	$42,767	$1,890,130
Tons sold	16,543	529	17,072
Non-GAAP Cost of coal sales per ton	$111.67	$80.84	$110.72
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$3,406,643	$49,987	$3,456,630
Less: Total Cost of coal sales (per table above)	(2,452,254)	(73,575)	(2,525,829)
GAAP Coal margin	$954,389	$(23,588)	$930,801
Tons sold	16,543	529	17,072
GAAP Coal margin per ton	$57.69	$(44.59)	$54.52

GAAP Coal margin	$954,389	$(23,588)	$930,801
Add: Depreciation, depletion and amortization - production (1)	125,716	9,952	135,668
Add: Accretion on asset retirement obligations	14,886	10,614	25,500
Add: Amortization of acquired intangibles, net	8,523	—	8,523
Add: Idled and closed mine costs	16,983	10,015	26,998
Non-GAAP Coal margin	$1,120,497	$6,993	$1,127,490
Tons sold	16,543	529	17,072
Non-GAAP Coal margin per ton	$67.73	$13.22	$66.04
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$4,018,515	$74,472	$4,092,987
Less: Freight and handling fulfillment revenues	(529,043)	(20)	(529,063)
Non-GAAP Coal revenues	$3,489,472	$74,452	$3,563,924
Tons sold	15,478	900	16,378
Non-GAAP Coal sales realization per ton	$225.45	$82.72	$217.60

Cost of coal sales (exclusive of items shown separately below)	$2,225,771	$60,198	$2,285,969
Depreciation, depletion and amortization - production (1)	100,584	6,036	106,620
Accretion on asset retirement obligations	13,590	10,175	23,765
Amortization of acquired intangibles, net	15,699	3,799	19,498
Total Cost of coal sales	$2,355,644	$80,208	$2,435,852
Less: Freight and handling costs	(529,043)	(20)	(529,063)
Less: Depreciation, depletion and amortization - production (1)	(100,584)	(6,036)	(106,620)
Less: Accretion on asset retirement obligations	(13,590)	(10,175)	(23,765)
Less: Amortization of acquired intangibles, net	(15,699)	(3,799)	(19,498)
Less: Idled and closed mine costs	(21,646)	(6,911)	(28,557)
Non-GAAP Cost of coal sales	$1,675,082	$53,267	$1,728,349
Tons sold	15,478	900	16,378
Non-GAAP Cost of coal sales per ton	$108.22	$59.19	$105.53
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$4,018,515	$74,472	$4,092,987
Less: Total Cost of coal sales (per table above)	(2,355,644)	(80,208)	(2,435,852)
GAAP Coal margin	$1,662,871	$(5,736)	$1,657,135
Tons sold	15,478	900	16,378
GAAP Coal margin per ton	$107.43	$(6.37)	$101.18

GAAP Coal margin	$1,662,871	$(5,736)	$1,657,135
Add: Depreciation, depletion and amortization - production (1)	100,584	6,036	106,620
Add: Accretion on asset retirement obligations	13,590	10,175	23,765
Add: Amortization of acquired intangibles, net	15,699	3,799	19,498
Add: Idled and closed mine costs	21,646	6,911	28,557
Non-GAAP Coal margin	$1,814,390	$21,185	$1,835,575
Tons sold	15,478	900	16,378
Non-GAAP Coal margin per ton	$117.22	$23.54	$112.08
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2023
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Met Tons Sold
Export - other pricing mechanisms	1,508	$264,380	$175.32	37%
Domestic	1,111	212,798	$191.54	27%
Export - Australian indexed	1,495	319,048	$213.41	36%
Total Met segment - met coal	4,114	796,226	$193.54	100%
Met segment - thermal coal	428	38,416	$89.76
Total Met segment Coal revenues	4,542	834,642	$183.76
All Other Coal revenues	42	2,946	$70.14
Non-GAAP Coal revenues	4,584	837,588	$182.72
Add: Freight and handling fulfillment revenues	—	119,539
Coal revenues	4,584	$957,127